UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2015, Ignyta, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain purchasers pursuant to which it agreed to sell an aggregate of 4,158,750 shares of its common stock (the “Shares”) to such purchasers at a purchase price of $10.00 per Share. The total gross proceeds from the offering will be $41.6 million. The closing of the offering occurred on March 17, 2015.

The offer and sale of the Shares was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-202403), which became effective on March 13, 2015 (the “Shelf Registration Statement”), and a prospectus supplement thereto dated March 17, 2015.

The foregoing summary of the Subscription Agreements is subject to, and qualified in its entirety by reference to, the form subscription agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibit 10.1 by reference into the Shelf Registration Statement.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated March 17, 2015, regarding the Common Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Subscription Agreement dated March 17, 2015

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2015	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Subscription Agreement dated March 17, 2015

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)